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                        LOGO OF McGLADREY & PULLEN, LLP
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                 Certified Public Accountants and Consultants


Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

We were previously the independent accountants for NevStar Gaming & Entertainment Corporation (NevStar), and on October 8, 1998 and April 14, 1998 we reported on the consolidated financial statements of NevStar, as of and for the six months ended June 30, 1998 and as of and for the fiscal year ended December 31, 1997, respectively. On December 22, 1999 we resigned as independent accountants of NevStar. We have read NevStar's statements included under Item 4 of its Form 8-K for December 8, 1999, and we agree with such statements about McGladrey & Pullen LLP.

/s/ McGladrey & Pullen. LLP
Las Vegas, Nevada
January 27, 2000